Prospectus Supplement No. 1	Filed pursuant to Rule 424(b)(2)
(to Prospectus dated August 7, 2008)	Registration Statement No. 333-152351

RAIT FINANCIAL TRUST

Up to $50,000,000

Common Shares of Beneficial Interest

We have entered into a Standby Equity Distribution Agreement, or the SEDA, with YA Global Master SPV Ltd., or YA Global, for the offer and sale of up to $50,000,000 worth of our common shares of beneficial interest, par value $0.01 per share, offered by this prospectus supplement and the accompanying base prospectus. We may from time to time issue all or a portion of these shares to YA Global at a price per share determined in accordance with the terms of the SEDA.

We have been advised by YA Global that the resale of any common shares by YA Global will be made by means of ordinary brokers’ transactions on the New York Stock Exchange, or the NYSE, or otherwise at market prices prevailing at the time of sale or at prices related to the prevailing market prices. For additional information on the methods of sale that may be used by YA Global, see the section entitled “Plan of Distribution” on page S-5.

Our common shares are listed on the NYSE under the symbol “RAS.” On January 12, 2010, the last reported sale price of our common shares on the NYSE was $1.36 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, to read about factors you should consider before buying our common shares.

In connection with the resale of our common shares, YA Global may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of YA Global may be deemed to be underwriting commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

YA Global Master SPV Ltd.

The date of this prospectus supplement is January 13, 2010.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-152351) that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may offer to sell any combination of the securities described in the base prospectus in one or more offerings up to a total dollar amount of $750,000,000. The base prospectus provides you with a general description of the securities we may offer, some of which do not apply to this offering. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in the base prospectus. You should read both this prospectus supplement and the accompanying base prospectus, including all documents incorporated by reference.

This prospectus supplement provides specific details regarding the issuance of up to $50,000,000 worth of our common shares pursuant to the SEDA. To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common shares, and other information you should know before investing. You should read both this prospectus supplement and the base prospectus, together with the additional information described in the base prospectus under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus supplement or the base prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the base prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the base prospectus to the extent that a statement contained in this prospectus supplement or the base prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the base prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the base prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2008, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2009.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, filed on May 11, 2009, June 30, 2009, filed on August 10, 2009, and September 30, 2009, filed on November 9, 2009.

•

Current Reports on Form 8-K filed on February 23, 2009, March 12, 2009, April 15, 2009, May 27, 2009, June 29, 2009, July 21, 2009, August 3, 2009, October 19, 2009, December 1, 2009, December 10, 2009, December 11, 2009, December 14, 2009, December 30, 2009 and January 13, 2010.

•	The description of our common shares contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of the offering made pursuant to this prospectus supplement are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Vice President and Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 243-9000

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus supplement and the accompanying prospectus or any other offering materials we may use. You should assume that the information in this prospectus supplement and the accompanying prospectus and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus supplement and the accompanying prospectus or in any document incorporated by reference in this prospectus supplement and the accompanying prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which are incorporated by reference into this prospectus supplement in their entirety. These risk factors may be amended or supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the events or developments described therein actually occurs, our business, financial condition and results of operations may suffer. In that case, the value of our securities may decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We may receive up to $50,000,000 in proceeds from the sale of our common shares to YA Global pursuant to the SEDA, less any applicable placement agent fees and expenses. We anticipate that the proceeds received under the SEDA will be used only for general trust purposes, which may include repayment or redemption of indebtedness, capital expenditures and working capital.

PLAN OF DISTRIBUTION

On January 13, 2010, we entered into the SEDA with YA Global. The SEDA provides that, upon the terms and subject to the conditions set forth therein, YA Global is committed to purchase up to $50,000,000 worth of our common shares over a two-year commitment period. From time to time, and at our sole discretion, we may present YA Global with advance notices to purchase our common shares. For each common share purchased under the SEDA, YA Global will pay ninety-seven percent (97%) of the lowest daily volume weighted average price, or VWAP, of the common shares on the New York Stock Exchange during the three consecutive trading days after the date we deliver the advance notice to YA Global, or the pricing period. For each advance notice, we may indicate a minimum acceptable price, or the minimum price. If on any trading day during the pricing period, the VWAP for the common shares is below the minimum price, the portion of the commitment amount RAIT has requested YA Global to pay under such notice will be reduced by 33% for each such trading day, or an excluded day. In addition, each excluded day will be excluded from the pricing period for purposes of determining the market price. RAIT shall nevertheless be obligated to sell, and YA Global shall be obligated to purchase, up to that number of common shares equal to the amount of any such reduction divided by such minimum price corresponding to such notice that have been sold by YA Global on an excluded day at a price equal to such minimum price. Each such advance may be for an amount not to exceed $1,500,000 or any other amount as may be mutually agreed to by the parties to the SEDA.

We retained Raymond James & Associates, Inc., or Raymond James, in connection with the sale of our common shares to YA Global pursuant to the SEDA. We will pay Raymond James a fee equal to 2.0% of the gross proceeds realized by us from the sale of common shares pursuant to the SEDA.

Delivery of the shares against payment therefor in respect of each advance notice shall be settled on the first trading day following the relevant pricing period or such later trading day designated by us up to and including the third trading day after the relevant pricing period. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. In connection with any advance notice, if any portion of an advance would cause the beneficial ownership of our then outstanding common shares by YA Global to exceed 4.99% or if any portion of an advance would result in the issuance of common shares that would exceed the aggregate offering price or number of common shares available for issuance under the registration statement of which this prospectus is a part, then such portion shall automatically be deemed to be withdrawn by us with no further action required by us. We may terminate the SEDA upon prior notice to YA Global, as long as there are no advances outstanding and we have paid to YA Global all amounts then due. A copy of the SEDA is attached as Exhibit 4.1 to our Current Report on Form 8-K as filed with the SEC on January 13, 2010.

In addition to our issuance of common shares to YA Global pursuant to the SEDA, this prospectus supplement also covers the resale of those shares from time to time by YA Global to the public. In connection with YA Global’s sale of our common shares, YA Global may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to YA Global may be deemed to be underwriting commissions or discounts. We have agreed in the SEDA to provide indemnification to YA Global against certain civil liabilities.

YA Global has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of common shares that it may purchase from us pursuant to the SEDA. Such sales will be made on the NYSE or otherwise at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. YA Global has informed us that each such broker-dealer will receive commissions from YA Global which will not exceed customary brokerage commissions.

Our common shares may be sold in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	to a broker-dealer as principal and resale by the broker-dealer for its account; or

•	a combination of any such methods of sale.

YA Global has agreed that, during the term of the SEDA, neither YA Global or its affiliates will engage in any short sales with respect to our common shares, provided that upon receipt of an advance notice, YA Global may sell shares that it is obligated to purchase under such advance notice prior to taking possession of such shares.

YA Global and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by YA Global or any unaffiliated broker-dealer. Under these rules and regulations, YA Global and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•

must furnish each broker which offers our common shares covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the common shares by YA Global and any unaffiliated broker-dealer.

PROSPECTUS

RAIT FINANCIAL TRUST

$750,000,000

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Warrants

Debt Securities

This prospectus contains a general description of the securities which we may offer for sale. We will provide the specific terms of the securities we sell in one or more supplements to this prospectus or other offering materials.

You should read this prospectus, any prospectus supplement and any other offering materials carefully before you invest.

Our common shares are listed for trading on the New York Stock Exchange under the symbol “RAS.” On August 6, 2008, the last reported sale price of our common shares as reported was $7.23 per share.

You should read the sections entitled “Risk Factors” on page 6 in this prospectus and in our filings with the Securities and Exchange Commission that are incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 and our subsequent Quarterly Reports on Form 10-Q for a discussion of factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 7, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration process, over the three year period (or such longer period permitted under SEC rules) from the effective date of the registration statement, we may sell any combination of our common shares of beneficial interest, or common shares, preferred shares of beneficial interest, or preferred shares, warrants exercisable for other securities of ours and debt securities. The terms of these offerings will be determined at the time of sale. We refer to the common shares, preferred shares, warrants and debt securities collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. This prospectus describes some of the general terms that may apply to these securities. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of the prospectus entitled “Where You Can Find More Information.” We are not making an offer of our securities in any state where the offer or solicitation is not authorized. Our address is Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA, 19104. Our telephone number is (215) 243-9000. References in this prospectus to “we”, “us” and “our” are to RAIT Financial Trust.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We claim the protection of the safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These statements may be made directly in this prospectus and they may also be incorporated by reference in this prospectus to other documents filed with the SEC, and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	the risk factors discussed and identified in our public filings with the SEC, which we incorporate by reference in this prospectus;

•

adverse market developments and credit losses that have reduced, and may continue to reduce, the value of trust preferred securities, or TruPS, subordinated debentures and other debt instruments directly or indirectly held by us;

•	adverse market developments and credit losses that have reduced, and may continue to reduce, the value of other assets in our investment portfolio;

•

our liquidity may be adversely affected by the reduced availability of short-term and long-term financing, including a significant curtailment of the market for securities issued in securitizations and of the availability of repurchase agreements and warehouse facilities;

•	our liquidity may be adversely affected by margin calls;

•	we may be unable to obtain adequate capital at attractive rates or otherwise;

•

payment delinquencies or failures to meet other collateral performance criteria in collateral underlying our securitizations have restricted, and may continue to restrict our ability to receive cash distributions from our securitizations;

•	general business and economic conditions could impair the credit quality of our investments and reduce our ability to originate and finance loans;

•

failure of credit rating agencies to confirm their previously issued credit ratings for debt securities issued in our securitizations seeking to go effective may restrict our ability to receive cash distributions from those securitizations;

•	covenants in our financing arrangements may restrict our business operations;

•	fluctuations in interest rates and related hedging activities against such interest rates may affect our earnings and the value of our assets;

•	borrowing costs may increase relative to the interest received on our investments, thereby reducing our net investment income;

•

we may be unable to sponsor and sell securities issued in securitizations and, even if we are able to do so, we may be unable to acquire eligible securities for those transactions on favorable economic terms;

•	we may experience unexpected results from litigation that is currently pending or may arise in the future;

•	we and our subsidiary, Taberna Realty Finance Trust, may fail to maintain qualification as real estate investment trusts, or REITs;

•	we and Taberna Realty Finance Trust may fail to maintain exemptions under the Investment Company Act of 1940;

•	investment portfolios with geographic concentrations of residential mortgage loans could be adversely affected by economic factors unique to those geographic areas;

•	the market value of real estate that secures mortgage loans could diminish due to factors outside of our control;

•	adverse governmental or regulatory policies may be enacted;

•	management and other key personnel may be lost; and

•	competition from other REITs and other specialty finance companies may increase.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation by Reference” below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about us is “incorporated by reference” to reports and exhibits we file with the SEC that are not included in this prospectus. We disclose important information to you by referring you to these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•

Annual Report on Form 10-K for the year ended December 31, 2007 filed on February 29, 2008, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2008.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 filed on May 9, 2008.

•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed on August 6, 2008.

•	Current Reports on Form 8-K filed on January 9, 2008, February 11, 2008 and May 27, 2008.

•	The description of our common shares of beneficial interest, or common shares, contained in our Registration Statement on Form 8-A/A dated January 23, 2002.

•

The description of our 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series A preferred shares, contained in our Registration Statement on Form 8-A/A dated April 12, 2004.

•

The description of our 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series B preferred shares, contained in our Registration Statement on Form 8-A/A dated October 26, 2004.

•

The description of our 8.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, or Series C preferred shares, contained in our Registration Statement on Form 8-A dated June 29, 2007.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and supersede information contained or incorporated by reference in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit to Form 8-K).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RAIT Financial Trust

Attention: Andres Viroslav

Vice President and Director of Corporate Communications

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Telephone: (215) 243-9000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

OUR COMPANY

We are a specialty finance company that provides a comprehensive set of debt financing options to the real estate industry. We originate and invest in real estate-related assets that are underwritten through an integrated investment process. We conduct our business through our subsidiaries, RAIT Partnership, L.P., or RAIT Partnership, and Taberna Realty Finance Trust, or Taberna, as well as through their respective subsidiaries. We are a self-managed and self-advised Maryland REIT. Taberna is also a Maryland REIT. Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, PA 19104 and our telephone number is (215) 243-9000. Our internet address is http://www.raitft.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement or in this prospectus, together with all the other information contained or incorporated by reference in this prospectus or in an applicable prospectus supplement. In particular, you should consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008, which are incorporated by reference in this prospectus and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

General

The following description of our common shares and preferred shares sets forth certain general terms and provisions of the common shares and preferred shares to which any prospectus supplement may relate. The terms of our Declaration of Trust and by-laws are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents.

Under our declaration of trust, we may issue up to 200,000,000 common shares and 25,000,000 preferred shares. As of June 30, 2008, we had outstanding 63,808,255 common shares, 2,760,000 Series A preferred shares, 2,258,300 Series B preferred shares and 1,600,000 Series C preferred shares. Our board of trustees may amend our declaration of trust by a majority vote to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to increase or decrease the number of shares in any class that we have authority to issue.

Common Shares

Subject to the preferential rights of any preferred shares outstanding, the ownership limitations described in “Restrictions on Ownership and Transfer” below, and the right of our board of trustees to establish separate classes of common shares and determine their rights and preferences, our common shares have the following characteristics:

•	each common share entitles the holder to one vote on matters voted on by common shareholders;

•	common shares do not have cumulative voting rights;

•	distributions are payable as and when authorized by our board of trustees;

•	holders of common shares generally are not liable for our debts;

•

if we are liquidated, each common share participates pro rata in our assets that remain after payment, or provision for payment, of our debts and payment of the liquidation preferences of any preferred shares; and

•	common shares do not have conversion, exchange, sinking fund, redemption, appraisal or preemptive rights.

Our declaration of trust specifies the vote required for our security holders to take certain actions. The affirmative vote of a majority of our outstanding voting shares (which includes our common shares and, to the extent set forth below, our preferred shares) is required before our board of trustees may take any action to revoke our election to be taxed as a REIT. A trustee may be removed by a two-thirds vote of our outstanding voting shares. Our declaration of trust may be amended by a majority vote of our outstanding voting shares except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a two-thirds vote of our outstanding voting shares. Our shareholders may vote to terminate our existence by a two-thirds vote of our outstanding voting shares. A majority of all the votes entitled to be cast on the matter is required in order for us to merge into another entity, consolidate with one or more other entities into a new entity or sell, lease, exchange or otherwise transfer all or substantially all of our property.

Preferred Shares

The following description sets forth general terms and provisions of our authorized preferred shares. Any preferred shares issued under this registration statement will be issued as one or more new series of preferred shares, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each series. A prospectus supplement relating to each series will specify the terms of the preferred shares, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of beneficial interests;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

Our outstanding Series A preferred shares, Series B preferred shares and Series C preferred shares rank senior to common shares with respect to dividend rights, redemption rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up. No cash dividends may be paid on common shares unless full cumulative dividends due on these preferred shares have been paid (other than any payment necessary to maintain our qualification as a REIT). If we liquidate, dissolve or wind up, holders of the preferred shares have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to and including the date of payment, before any payments are made to the holders of common shares. Holders of the preferred shares generally will have no voting rights, unless their preferred dividends are in arrears for six or more quarterly periods (whether or not consecutive). Whenever such a preferred dividend default exists, the preferred shareholders, voting as a single class, have the right to elect two additional trustees to our board of trustees. This right continues until all dividends accumulated on the preferred shares have been fully paid or authorized and declared and a sum sufficient for the payment thereof set aside for payment. The term of office of each trustee elected by preferred shareholders expires upon cure of the preferred dividend default. As of the date of this prospectus, no dividends on these preferred shares are in arrears.

The description of preferred shares above and the description of the terms of a particular series of preferred shares above or in a prospectus supplement are not complete. You should refer to the articles supplementary with respect to a series of preferred shares for complete information concerning the terms of that series. A copy of the articles supplementary for each new series of preferred shares will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of trustees may authorize the issuance of additional series of preferred shares with voting or conversion rights that could adversely affect the voting power or other rights of common shareholders. The issuance of preferred shares, which may provide flexibility in connection with possible acquisitions and other trust purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of common shares to decline or impair the voting and other rights of the holders of common shares.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, we must meet several requirements regarding the number of our shareholders and concentration of ownership of our shares. Our declaration of trust contains provisions that restrict the ownership and transfer of shares to assist us in complying with these Internal Revenue Code requirements. We refer to these restrictions as the “ownership limitation.”

The ownership limitation provides that, in general:

•	no person may own more than 8.3% of our outstanding common shares, and

•	no person may own more than 9.8% of any series of our outstanding preferred shares.

However, Resource America, Inc., or Resource America, which was our sponsor at the time of our formation, may own up to 15%, in number of shares or value, of our common shares. Resource America has advised us that it did not own any of our common shares as of the date of this prospectus.

Ownership of our shares is subject to attribution rules under the Internal Revenue Code which may result in a person being deemed to own shares held by other persons. Our board of trustees may waive the ownership limitation if it determines that such ownership will not jeopardize our qualification as a REIT. As a condition of such waiver, the board of trustees may require an opinion of counsel satisfactory to it or undertakings or representations from the applicant with respect to preserving our REIT qualification. We required no such waiver or opinion with respect to Resource America’s ownership rights since they arise from specific provisions of our declaration of trust.

Any person who acquires shares in violation of the ownership limitation must notify us immediately and provide us with any information we may request in order to determine the effect of the acquisition on our qualification as a REIT. The ownership limitation will not apply if the board of trustees determines that it is no longer in our best interest to qualify as a REIT. Otherwise, the ownership limitation may be changed only by an amendment to our declaration of trust by a vote of two-thirds of our outstanding voting shares.

Our declaration of trust provides that if any purported transfer of shares results in

•	any person violating the ownership limitation,

•	our being “closely held” under Section 856(h) of the Internal Revenue Code,

•	our common and preferred shares being owned by fewer than 100 persons, or

•	our owning 10% or more of a tenant of our real property,

the transfer will be of no force or effect as to the excess number of shares and the purported transferee or owner will cease to own any right or interest in the excess shares.

Shares exceeding the ownership limitation transfer automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and the prohibited transferee. The trustee must sell the excess shares to a qualified person and distribute the sales proceeds to the prohibited owner. Where a violation of the ownership limitation results from an event other than a transfer, or from a transfer for no consideration, such as a gift, the trustee will sell the excess shares to a qualified person and distribute to the prohibited owner an amount equal to the lesser of the market price of the excess shares on the date they became excess shares or the sales proceeds received by the trust for the excess shares, and can exercise all voting rights with respect to the excess shares.

In addition, we may purchase any shares held in the trust for the lesser of:

•	the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, the market price at the time of gift; and

•	the market price on the date we agree to purchase the shares.

We may purchase the shares for 90 days following the transfer of the shares to the trust. The net sale proceeds will be paid to the prohibited transferee.

Every owner of more than 5% (or any lower percentage set by U.S. federal income tax laws) of our outstanding shares must file a completed questionnaire with us containing information regarding his or her ownership. In addition, each shareholder must, upon demand, disclose in writing any information we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of shares on our qualification as a REIT and to ensure compliance with the ownership limitation.

Transfer Agent

The transfer agent for our common shares is American Stock Transfer & Trust Company. We expect that American Stock Transfer & Trust Company will act as the transfer agent for any preferred shares or warrants we may offer pursuant to a supplement to this prospectus.

Possible Anti-Takeover Effect of Certain Provisions of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees, the restrictions on ownership and transfer of shares and the provision of our bylaws requiring that we receive advance notice of any person to be nominated by a shareholder for election as a trustee for the nominee to be eligible for election could have the effect of delaying, deterring or preventing a transaction or a change in control that might involve a premium price for shareholders or that the shareholders otherwise may believe to be desirable.

No Shareholder Rights Plan

We currently do not have a shareholder rights plan.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement or any other offering materials and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement or any other offering materials. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Reference is made to each prospectus supplement or any other offering materials for the specific terms of the warrants offered thereby. These terms may include the following, as applicable:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions;

•	a discussion of federal income tax considerations, if any; and

•	any other terms of the warrants.

DESCRIPTION OF THE DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. Each of the open-ended indentures is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

If specified in the prospectus supplement respecting a series of debt securities, the entities specified in the prospectus supplement may unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series may be guaranteed by all subsidiaries other than “minor” subsidiaries as such term is interpreted in securities regulation governing financial reporting for guarantors. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the senior indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the senior indebtedness of the issuer. “Senior indebtedness” will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Consolidation, Merger or Asset Sale

Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer’s responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer’s covenants in the indenture.

However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer’s assets, including:

•	the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia;

•	the remaining or acquiring entity must assume the issuer’s obligations under the indenture; and

•	immediately after giving effect to the transaction, no event of default may exist.

The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the Indenture or waiver may:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security;

•

reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

•	reduce the rate of or change the time for payment of interest on any debt security;

•

waive an event of default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

•	except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

•	make any debt security payable in currency other than that stated in the debt securities;

•	in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

•

make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

•	waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

•

except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

•	make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

•	to establish the form of terms of any series of debt securities;

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated notes in addition to or in place of certified notes;

•

to provide for the assumption of an issuer’s or guarantor’s obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer’s or guarantor’s assets;

•

in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of us, any co-issuer or guarantor, as applicable;

•	to add or release co-issuers pursuant to the terms of the indenture;

•	to add or release guarantors pursuant to the terms of the indenture;

•

to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, materially adversely affect the rights under the indenture of any holder of debt securities;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence or provide for the acceptance of appointment under the indenture of a successor trustee;

•	to add any additional events of default; or

•	to secure the debt securities and/or the guarantees.

Events of Default and Remedies

Unless otherwise indicated in the prospectus supplement, an “event of default,” when used in an indenture, will mean any of the following with respect to the debt securities of any series:

•	failure to pay when due the principal of or any premium on any debt security of that series;

•	failure to pay, within 90 days of the due date, interest on any debt security of that series;

•	failure to pay when due any sinking fund payment with respect to any debt securities of that series;

•	failure on the part of the issuers to comply with the covenant described under “—Consolidation, Merger or Asset Sale”;

•	failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

•	certain events of bankruptcy, insolvency or reorganization of an issuer; or

•	any other event of default provided under the terms of the debt securities of that series.

An event of default for a particular series of debt securities will not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

The indenture will not limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. The indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

None of the past, present or future partners, incorporators, managers, members, trustees, directors, officers, employees, unitholders, shareholders or stockholders of any issuer or any guarantor will have any liability for the obligations of the issuers or any guarantors under the indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

Debt securities of any series may be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service fee for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

We will not be required:

•

to issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

•	to register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

The subordinated debt securities will rank junior in right of payment to all of the senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement.

Payment Blockages

The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•

we fail to pay the principal, interest, any premium or any other amounts on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement within any applicable grace period or the maturity of such senior indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•

any other default on any senior indebtedness of ours, any co-issuer or any guarantor to the extent disclosed in the prospectus supplement occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

The subordinated indenture will not limit the amount of senior indebtedness that we, any co-issuer or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York, or DTC. This means that we would not issue certificates to each holder. Instead, one or more global debt securities would be issued to DTC, which would keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant would then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants, direct participants, deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

We will wire all payments on global debt securities to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on global debt securities, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

(a) either:

(1) all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

(2) all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, with respect to principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

(b) we have paid or caused to be paid all other sums payable by us under the indenture; and

(c) we have delivered an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee

If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if it is Our Creditor

Each indenture will contain certain limitations on the right of the trustee, if it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Annual Trustee Report to Holders of Debt Securities

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to be Furnished to Trustee

Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF

TRUST AND BYLAWS

Board of Trustees

Our declaration of trust requires us to have no fewer than three and no more than nine trustees. A majority of our trustees must be “independent trustees.” The declaration of trust defines an independent trustee as one who, during the preceding two years, has not:

•	been an affiliate of Resource America, Brandywine Construction & Management, Inc. or their affiliates,

•	been one of our officers or an officer of any of our subsidiaries, or

•	had a material business or professional relationship with us, any of our subsidiaries, Resource America, Brandywine Construction & Management or their affiliates.

The trustees may increase or decrease the number of trustees by a majority vote; however, the number of trustees may be increased above nine or decreased below three only by a vote of at least 75% of the trustees then in office, and the term of office of a trustee may not be affected by a decrease in the authorized number of trustees. Any vacancy, including one created by an increase in the number of trustees, may be filled by a majority of the remaining trustees, except that independent trustees must nominate replacements for vacancies in independent trustee positions.

Our declaration of trust provides that a trustee may be removed, with or without cause, by a vote of two-thirds of our outstanding voting shares. This provision may operate to make it impractical for shareholders to remove incumbent trustees and fill the vacancies created by such removal with their own nominees.

Business Combinations

Under Maryland law, certain “business combinations” between us and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our shares, an affiliate of ours who, at any time within the previous two years was the beneficial owner of 10% or more of the voting power of our shares, whom the statute terms an “interested shareholder,” or an affiliate of an interested shareholder, are prohibited for five years after the most recent date on which an “interested shareholder” became an interested shareholder. The business combinations subject to this law include principally mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities. After the five year period has elapsed, a proposed business combination must be recommended by the board of trustees and approved by the affirmative vote of at least:

•	80% of our outstanding voting shares, and

•	two-thirds of our outstanding voting shares, excluding shares held by the interested shareholder unless, among other conditions, the shareholders receive a minimum price, as defined by Maryland law, for their shares and the consideration is in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions do not apply, however, to business combinations that our board of trustees approves or exempts prior to the time that the interested shareholder becomes an interested shareholder.

Control Share Acquisitions

Maryland law provides that “control shares” acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of our outstanding voting shares, excluding shares owned by the acquirer or by officers or trustees who are our employees. “Control shares” are voting shares which, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver an acquiring person statement as required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of such shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, and the acquiror may then vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted from the Maryland control share acquisition statute by our declaration of trust or bylaws.

Our bylaws exempt from the Maryland control share acquisition statute any and all acquisitions of our common or preferred shares by any person. The board of trustees has the right, however, to amend or eliminate this exemption at any time in the future.

Amendment of Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by a majority vote of our outstanding voting shares, except that provisions relating to the trustees, the ownership limitation, amendments to the declaration of trust and our dissolution and termination may only be amended by a vote of two-thirds of our outstanding voting shares. The board of trustees may amend the declaration of trust by a two-thirds vote, without any action by our shareholders, to allow us to qualify, or continue our qualification, as a REIT and, by a majority vote, to increase or decrease the aggregate number of our authorized shares, to establish any series of our shares or to decrease or increase the number of shares in any class that we have authority to issue. Our bylaws may be amended only by the board of trustees.

Meetings of Shareholders

Our declaration of trust provides for annual shareholder meetings to elect trustees. Special shareholder meetings may be called by our chairman, chief executive officer, president or board of trustees and must be called at the written request of persons holding 50% or more of our outstanding voting shares.

Advance Notice of Nominations of Trustees and New Business

At any annual meeting of shareholders, the nomination of trustees for election and business proposed to be considered may be made only by the board of trustees or by a shareholder who has complied with the advance notice procedures set forth in our bylaws. At any special meeting of shareholders, only the business specified in the notice of meeting may be brought before the meeting.

Dissolution

Shareholders may elect to dissolve our company by a vote of two-thirds of our outstanding voting shares.

Indemnification; Limitations of Trustees’ and Officers’ Liability

Our declaration of trust limits the liability of our trustees and officers for money damages to the fullest extent permitted by Maryland law. Maryland law permits limiting the liability of trustees and officers except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services, or

•	active and deliberate dishonesty by the trustee or officer established by a final judgment as being material to the cause of action adjudicated.

Our declaration of trust authorizes us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses to, any of our present or former shareholders, trustees or officers, or any individual who, while a trustee, serves or has served, at our request, as a trustee, director, officer, partner or otherwise at another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The indemnification covers any claim or liability to which such person may become subject, or which such person may incur, by reason of his service in such capacity.

Maryland law permits a Maryland REIT to indemnify, and advance expenses to, its trustees, officers, employees and agents to the same extent Maryland law permits corporations to indemnify, and reimburse the expenses of, their directors and officers. Maryland law permits a corporation to indemnify its present and former directors and officers against liabilities and reasonable expenses actually incurred by them in any proceeding unless:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding, and

•	was committed in bad faith, or

•	was the result of active and deliberate dishonesty, or

•	the director actually received an improper personal benefit in money, property, or services, or

•	in a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, a Maryland REIT may not indemnify for an adverse judgment in a derivative action. Our bylaws require us, as a condition to advancing expenses, to obtain:

•	a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking to repay the amount reimbursed if the standard of conduct was not met.

We have indemnification agreements with each of our executive officers and trustees. The indemnification agreements require us to indemnify our executive officers and trustees to the fullest extent permitted by law and to advance all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under the agreements, we must also indemnify and advance all expenses incurred by executive officers and trustees seeking to enforce their rights under the indemnification agreements and may cover executive officers and trustees under any trustees’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by the declaration of trust, bylaws and Maryland law, it provides greater assurance to trustees and executive officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the board of trustees or the shareholders to eliminate the rights it provides.

Possible Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

The provisions of our declaration of trust regarding the removal of trustees and the restrictions on the ownership and transfer of shares, the advance notice provisions of the bylaws and the business combination provisions of Maryland law, could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for shareholders or that they otherwise may believe to be desirable. Also, if the board of trustees rescinds the provisions of the bylaws electing not to be governed by the control share acquisition statute, that statute could have a similar effect.

Maryland law provides that Maryland statutory real estate investment trusts that have a class of equity securities registered under the Exchange Act and have at least three outside trustees can elect by resolution of the board of trustees to be subject to some corporate governance provisions that may be inconsistent with the trust’s declaration of trust and bylaws. For example, the board of trustees may, by electing to cause our company to be subject to the applicable statutory provisions and notwithstanding the trust’s declaration of trust or bylaws:

•	classify our board of trustees,

•	provide that a special meeting of shareholders will be called only at the request of shareholders entitled to cast at least a majority of the votes entitled to be cast at the meeting,

•	reserve for itself the right to fix the number of trustees,

•	provide that a trustee may be removed only by a vote of the holders of two-thirds of the shares entitled to vote, and

•

retain for itself sole authority to fill vacancies created by an increase in the size of the board or by the death, removal or resignation of a trustee and permit a trustee to serve for the balance of the unexpired term instead of until the next annual meeting of shareholders.

Our board has not elected to cause our company to be subject to any of the foregoing provisions, although our declaration of trust already contains provisions similar to several of these statutory provisions. A board of trustees may implement all or any of the statutory provisions without amending the trust’s declaration of trust or bylaws and without shareholder approval. A Maryland statutory real estate investment trust may be prohibited by its declaration of trust or by resolution of its board of trustees from electing any of the provisions of the statute; however, we are not prohibited from implementing any or all of the provisions of the statute, except to the extent such implementation would conflict with the rights of our outstanding preferred shares to elect additional trustees as a result of dividend arrearages as discussed in “Description of Shares of Beneficial Interest-Preferred Shares.” If implemented, these provisions could discourage offers to acquire our shares and could make it more difficult to complete an unsolicited takeover offer.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from continuing operations before minority interests from our consolidated statements of operations, as adjusted for fixed charges; fixed charges represent interest expense from our consolidated statements of operations. The dollar amount of the deficiency for the year ended December 31, 2007 is $437.1 million.

	Six months ended June 30, 2008	Year ended December 31,
		2007	2006	2005	2004	2003
		(unaudited)
Ratio of earnings to combined fixed charges	2.4x	0.4x	2.2x	6.8x	12.6x	10.8x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED SHARE DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated are set forth below. For purposes of calculating the ratios set forth below, earnings represent net income from continuing operations before minority interests from our consolidated statements of operations, as adjusted for fixed charges; fixed charges represent interest expense and preferred share dividends represent income or loss allocated to preferred shares from our consolidated statements of operations. We did not have any preferred shares outstanding until March 2004; accordingly, the following table reflects preferred share dividends only for the periods during which the preferred shares have been outstanding. The dollar amount of the deficiency for the year ended December 31, 2007 is $448.9 million.

	Six months ended June 30, 2008	Year ended December 31,
		2007	2006	2005	2004	2003
		(unaudited)
Ratio of earnings to combined fixed charges and preferred share dividends	2.3x	0.4x	1.9x	3.8x	6.4x	10.8x

USE OF PROCEEDS

Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, we intend to use the net proceeds from the sale of our securities for general trust purposes, which may include repayment or redemption of indebtedness, redemption of preferred equity, capital expenditures and working capital. Except as otherwise set forth in a supplement to this prospectus or in other offering materials we may use, pending any of these uses, the net proceeds of a sale will be held in interest-bearing bank accounts or invested in readily marketable, interest-bearing securities.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, including, in case of our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market, on an exchange or otherwise, for shares.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers, and

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants.

The prospectus supplement or any other offering materials we may use for a particular offering will set forth the distribution method, the terms of the securities we offer, the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation, and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of our securities will be named in the prospectus supplement or any other offering materials relating to that offering, and if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the shares to the dealers as principals. The dealers may then resell the shares to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commission payable by us to the agent, in a prospectus supplement or other offering materials. Unless otherwise indicated in the prospectus supplement or any other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Any common shares sold pursuant to a prospectus supplement or any other offering materials will be listed on the New York Stock Exchange or other national securities exchange. Preferred shares, warrants and debt securities may or may not be listed on a national securities exchange.

EXPERTS

The consolidated financial statements and financial statement schedules of RAIT and its subsidiaries as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007, and RAIT’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 included in our annual report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference in this prospectus, have been audited by Grant Thornton LLP, an independent registered public accounting firm, as indicated in its reports which are incorporated by reference in this prospectus and given upon the authority of said firm as experts in auditing and accounting.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007 and June 30, 2008 and 2007 incorporated by reference in this prospectus, Grant Thornton LLP has reported that it has applied limited procedures in accordance with professional standards for a review of such information. However, the reports of Grant Thornton LLP related to our quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and June 30, 2008 included therein and incorporated by reference in this prospectus, state that Grant Thornton LLP did not audit and does not express any opinion on that interim financial information. Accordingly, the degree of your reliance on the reports on the unaudited interim financial information contained in such quarterly report on Form 10-Q should be restricted in light of the limited nature of the review procedures applied. Grant Thornton LLP is not subject to the liability provisions of Section 11 of the Securities Act for its reports on the unaudited interim financial information because the reports are not a “report” or a “part” of the registration statement, of which this prospectus forms a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

LEGAL OPINIONS

The legality of the securities will be passed upon for us by DLA Piper US LLP, Baltimore, Maryland. In addition, certain tax and other matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. In particular, we expect to receive the opinion of Ledgewood to the effect that, for our taxable years ended December 31, 1998 through December 31, 2007, our organization and current and proposed method of operation have enabled us to qualify as a REIT and will continue to enable us to qualify as a REIT for our taxable year ended December 31, 2008 and in the future. Investors should be aware that the opinion of Ledgewood is based on customary assumptions and is conditioned upon factual representations made by us and Taberna regarding our organization, assets, present and future conduct of our business operations, the fair market value of our investments in taxable REIT subsidiaries and other assets, and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will continue to operate in a manner that will continue to make such representations true for subsequent taxable years. In addition, Ledgewood’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Ledgewood’s opinion is not binding upon the Internal Revenue Service or any court. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Ledgewood will not review our compliance with those tests on a continuing basis. Accordingly, we cannot assure you that our actual results of operations for any particular taxable year will satisfy such requirements.

No person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized representations or information. This prospectus supplement and the accompanying prospectus are an offer to sell only the common shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus are current only as of their respective dates.

Up to $50,000,000

Common Shares of Beneficial Interest

PROSPECTUS SUPPLEMENT

YA Global Master SPV Ltd.

January 13, 2010